As filed with the Securities and Exchange Commission on September 1, 2023.

Registration No. 333-274170

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VNG Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

VNG Campus

Lot Z06, St. 13

Tan Thuan Dong Ward, Dist. 7

Ho Chi Minh City, Vietnam

+84 28-39623888

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Felipe Duque, Esq. Tina LeDinh, Esq. Allen & Overy LLP 50 Collyer Quay #09-01 Singapore 049321 +65 6671-6000	Jonathan B. Stone, Esq. Rajeev P. Duggal, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 6 Battery Road Suite 23-02 Singapore 049909 +65 6434-2900

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†    The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file certain exhibits to the Registration Statement on Form F-1, or Registration Statement, as indicated in Item 8 of Part II of this amendment. No change is made to the prospectus constituting Part I of the Registration Statement or Items 6, 7 or 9 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II and the signature page to the Registration Statement.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

EXHIBIT INDEX

Some of the agreements included as exhibits to this registration statement contain representations and warranties by the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement. We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit Number	Description of Document
1.1†+	Form of Underwriting Agreement
3.1^	Memorandum of Association of the Registrant, as currently in effect
3.2^	Form of Memorandum of Association of the Registrant, as in effect upon completion of this offering
4.1^†	Form of Registration Rights Agreement between the Registrant and certain other persons named therein, as effective upon completion of this offering
5.1^	Opinion of Walkers regarding the validity of the Class A ordinary shares being registered
8.1^	Opinion of Walkers regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1^	Equity Incentive Plan of ListCo, as effective upon completion of this offering
10.2^	Equity Incentive Plan of VN OpCo, as effective upon completion of this offering
10.3^†	Form of Employment Agreement between the Registrant and the chief executive officer of the Registrant
10.4^	Form of Indemnification Agreement between the Registrant and each director and executive officer of the Registrant
10.5^	Undertaking Letter Agreement dated as of November 14, 2022 by and between Le Hong Minh and the Registrant
10.6^†+	License Agreement, dated as of August 5, 2019, between Proxima Beta Pte. Limited, VNG Corporation and VNG Singapore PTE. LTD.
10.7^†+	Amended and Restated Exclusivity and Priority Agreement dated July 4, 2023 between VNG Corporation and certain other persons named therein
10.8^†+	Mobile Game Exclusive Agency Agreement, dated as of February 7, 2020, by and between Seasun Games Corporation Limited and VNG Corporation
10.9†+	Cooperation Agreement between VN HoldCo and the Registrant, as effective upon completion of this offering
10.10^†**	Loan Facility Agreement, dated as of July 21, 2023, between VN HoldCo and Citibank N.A., Singapore Branch
10.11^†	Mortgage Agreement over Collateral Account dated July 21, 2023, by and between VN OpCo, Citibank N.A., Singapore branch and certain other parties named therein
10.12^†**	Charge over Account dated July 21, 2023, by and between ListCo and Citibank N.A., Singapore branch
10.13^†+	Share Purchase Agreement, dated as of June 22, 2022, between the Registrant and certain of the Original Foreign Investors
10.14^	Amendment No. 1 to Share Purchase Agreement, dated as of July 4, 2023, between the Registrant and certain of the Original Foreign Investors

Exhibit Number	Description of Document
10.15^	Form of Joint Voting Agreement between Mr. Le Hong Minh and Mr. Vuong Quang Khai
21.1^	Subsidiaries of the Registrant
23.1^	Consent of Ernst & Young Vietnam Limited, Independent Registered Public Accounting Firm
23.2^	Consent of Walkers (included in Exhibit 5.1)
23.3^	Consent of Allen & Overy Legal (Vietnam) Limited Liability Company (included in Exhibit 99.4)
24.1^	Powers of Attorney (included on signature page)
99.1^	Code of Business Conduct of the Registrant
99.2^	Consent of Frost & Sullivan (S) Pte Ltd
99.3^	Consent of Newzoo International B.V.
99.4^	Form of opinion of Allen & Overy Legal (Vietnam) Limited Liability Company regarding certain Vietnamese law matters
99.5^**	Charter of VN HoldCo, as in effect upon completion of this offering
99.6^	Charter of VN OpCo, as in effect upon completion of this offering
107^	Filing Fee Table

†

Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

+

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

^	Previously filed.
**

Certain portions of this exhibit have been omitted pursuant to Item 601(a)(6) of Regulation S-K on the basis that it includes information the disclosure of which would constitute a clearly unwarranted invasion of personal privacy. The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ho Chi Minh City, Vietnam on September 1, 2023.

VNG Limited

By:	/s/ Le Hong Minh
Name: Le Hong Minh
Title: Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on September 1, 2023.

Signature	Title

/s/ Le Hong Minh Name: Le Hong Minh	Chief Executive Officer and Chairman (principal executive officer)

* Name: Vuong Quang Khai	Director

* Name: Edphawin Jetjirawat	Director

* Name: Vo Sy Nhan	Director

* Name: Christina Gaw	Director

* Name: Tan Wei Ming	Chief Financial Officer (principal financial and accounting officer)

* By:	/s/ Le Hong Minh
Le Hong Minh
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of VNG Limited, has signed this registration statement or amendment thereto in New York, NY, United States on September 1, 2023.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.